Exhibit 5.1

November 12, 2014

Board of Directors
Southern First Bancshares, Inc.
100 Verdae Boulevard, Suite 100

Greenville, South Carolina 29606

Re: Registration Statement on Form S-3 of Southern First Bancshares, Inc. (No. 333-194020)

Dear Ladies and Gentlemen:

We have acted as counsel to Southern First Bancshares, Inc. (the “Company”) in connection with the public offering of 180,000 shares of common stock, par value $0.01 per share (the “Shares”), of the Company, which are being issued pursuant to the underwriter’s over-allotment option subject to the terms of that certain Underwriting Agreement, dated November 5, 2014, by and among the Company, its wholly-owned bank subsidiary, Southern First Bank, and Sandler O'Neill & Partners, L.P. The Shares are to be offered and sold by the Company pursuant to a prospectus supplement, dated November 6, 2014 and the accompanying prospectus dated February 28, 2014 (collectively, the “Prospectus”) that form part of the Company’s effective registration statement on Form S-3 (File No. 333-194020) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

 This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with the issuance of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a)

the Notice of Exercise of Over-Allotment Option, dated November 10, 2014, from Sandler O'Neill & Partners, L.P.;

(b)

the Articles of Incorporation of the Company filed with the South Carolina Secretary of State on March 29, 1999, the Amended and Restated Articles of Incorporation filed with the South Carolina Secretary of State on July 16, 1999 and the Articles of Amendment to the Amended and Restated Articles of Incorporation filed with the South Carolina Secretary of State on December 27, 2007 and February 24, 2009;

(c)

the Amended and Restated Bylaws of the Company filed as Exhibit 3.4 to the Company’s Form 10-K filed with the Securities and Exchange Commission (the “Commission”) on March 24, 2008;

(d)

the Registration Statement, including the Prospectus;

(e)

a specimen certificate representing the Shares; and

(f)

certain resolutions adopted by the Board of Directors of the Company with respect to the issuance of the Shares.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed and have not verified (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures (other than persons signing on behalf of the Company), (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity with the originals of all documents supplied to us as copies, (v) the accuracy and completeness of all corporate records and documents made available to us by the Company, and (vi) that the foregoing documents, in the form submitted to us for our review, have not been altered or amended in any respect material to our opinion stated herein.

The opinion letter which we render herein is limited to those matters governed by the laws of the State of South Carolina as of the date hereof. Our opinion expressed herein is as of the date hereof, and we assume no obligation to revise or supplement the opinion rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when sold as described in the Prospectus, will be validly issued, fully paid and non-assessable.

This opinion letter is provided for use solely in connection with the offer and sale of the Shares while the Registration Statement remains effective, and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated above.

We hereby consent to your filing of this opinion with Commission as an exhibit to a Current Report on Form 8-K to be incorporated by reference in the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus contained therein. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC adopted under the Securities Act.

Sincerely,

/s/ Nelson Mullins Riley & Scarborough LLP

Nelson Mullins Riley & Scarborough LLP